Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
James Wilson, CEO	Kathleen Heaney
JK Acquisition Corp.	Integrated Corporate Relations
713-978-7557	203-803-3585
Allen Neel, President
Multi-Shot, LLC
936-441-6655
JK ACQUISITION CORP. AND MULTI-SHOT, LLC SETTLE LAWSUIT
AND ENTER INTO SECOND AMENDED AND RESTATED AGREEMENT
AND PLAN OF MERGER
Houston, Texas. August 27, 2007 — JK Acquisition Corp. (AMEX: JKA, JKA-U, JKA-WS) announced today it has entered into a Settlement Agreement with Multi-Shot, LLC (“Multi-Shot”) to resolve the lawsuit between the two companies and entered into a Second Amended and Restated Agreement and Plan of Merger (“Amended Merger Agreement”) pursuant to which it will merge with privately held Multi-Shot, a leading independent directional drilling services company with an established presence in most major producing onshore oil and gas basins in the United States. The Amended Merger Agreement fully amends and restates the First Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) which JK Acquisition Corp. and Multi-Shot entered into on February 14, 2007.
Among other things, the Amended Merger Agreement modifies the merger deadline of July 31, 2007 set forth in the Merger Agreement to require (1) the definitive proxy materials to be mailed to JK Acquisition Corp. shareholders by no later than December 31, 2007, and (2) the contemplated merger to be completed by no later than January 31, 2008. The Amended Merger Agreement provides that it will automatically terminate if either (1) or (2) above is not completed by the required date.
The Settlement Agreement
Pursuant to the Settlement Agreement, JK Acquisition Corp., Multi-Shot and other parties to the Settlement Agreement have agreed to waive any prior claims any of the parties have, or may have had against any and all of the parties to the Settlement Agreement in exchange for, among other consideration, JK Acquisition Corp. and Multi-Shot entering into the Amended Merger Agreement.
The Transaction
JK Acquisition Corp. intends to combine with Multi-Shot through the merger of Multi-Shot with and into Multi-Shot, Inc., a wholly-owned subsidiary of JK Acquisition Corp., in a transaction valued at an estimated $197,500,000. Assuming that estimated value is the actual value at closing, the members of Multi-Shot, will receive as consideration:
•	$20,000,000 in cash;

•	21,759,259 shares of JK Acquisition Corp. common stock;

•	28,516,668 warrants for JK Acquisition Corp. common stock either pursuant to the grant of an Contingency Award (as defined in the Amended Merger Agreement) or, in certain circumstances at the election of the warrant holder, for cash consideration of $5.00 per share;

•	the assumption of approximately $60,000,000 in certain third-party indebtedness, $15,000,000 of which must be repaid at the closing of the contemplated merger; and

•	the cancellation of 2,458,334 shares of JK Acquisition Corp common stock owned by the current officers and directors of JK Acquisition Corp.
Upon the consummation of the merger, JK Acquisition Corp. anticipates the members of Multi-Shot will own approximately 60.75% of the outstanding shares of common stock of JK Acquisition Corp. (assuming no JK Acquisition Corp. shareholders elect to convert their shares to cash).
Closing of the merger is subject to various conditions, including the approval of the Amended Merger Agreement by the stockholders of JK Acquisition Corp. and the Members of Multi-Shot. The majority of the shares voted by JK Acquisition Corp. stockholders must be voted in favor of the proposed merger for the transaction to be approved. In addition, the closing is conditioned on holders of not more than 20% of the shares of JK Acquisition Corp. voting against the merger and electing to convert their JK Acquisition Corp. shares into cash.
Jim Wilson, CEO of JK Acquisition Corp., and Allen Neel, President of Multi-Shot, jointly remarked that: “Both companies are pleased with the execution of the Settlement Agreement and the Amended Merger Agreement and look forward to working towards finalizing this business combination in a timely manner. Furthermore, Multi-Shot and JKA remain enthusiastic about the business prospects resulting from the successful completion of the merger. Multi-Shot and JK Acquisition Corp. will work together closely pending the anticipated consummation of the merger.” Mr. Wilson further stated: “We are pleased to announce the extension of our merger agreement with Multi-Shot with the execution of the Amended Merger Agreement. Multi-Shot, based on its audited 2006 financial results and its unaudited results through June 30, 2007, has materially exceeded the revenue and EBITDA levels projected at the time of the signing of the initial merger agreement in September 2006. The combination of the previously contemplated private recapitalization, the July 2007 acquisition by Multi-Shot of the assets of Ulterra MWD, LLP, the agreement by Multi-Shot’s members to accept in excess of 80% of their merger consideration in JKA equity securities, and JK Acquisition Corp.’s anticipated cash position upon closing of the merger will provide for a materially strengthened post-merger balance sheet to serve as a platform for future growth.”
Additional information about the transaction and Multi-Shot, LLC can be found in JK Acquisition Corp.’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006 and February 15, 2007 JK Acquisition Corp. anticipates that it will file a Current Report on Form 8-K regarding the Amended Merger Agreement on or before August 31, 2007 that contains additional disclosure regarding the Amended Merger Agreement.
About JK Acquisition Corp.
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America.
RBC Capital Markets Corporation provided a fairness opinion to the JK Acquisition Corp. board of directors in conjunction with the Amended Merger Agreement.
About Multi-Shot, LLC
Based in Conroe, Texas, Multi-Shot, LLC provides directional drilling and directional surveying services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
Parks Paton Hoepfl & Brown, an energy service investment bank, advised Multi-Shot, LLC in the transaction.
Safe Harbor
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp., Multi-Shot, Inc. (the wholly owned merger subsidiary of JK Acquisition Corp.) and Multi-Shot, LLC (“Multi-Shot”) and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JK Acquisition Corp.’s or Multi-Shot’s financial position, business strategy, plans and JK Acquisition’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JK Acquisition Corp. stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JK Acquisition Corp. stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper management of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JK Acquisition Corp.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JK Acquisition Corp. nor Multi-Shot assumes any obligation to update the information contained in this press release. All subsequent written and oral forward-looking statements attributable to JK Acquisition Corp., Multi-Shot, or persons acting on JK Acquisition Corp.’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.
Additional Information and Where to Find It
Stockholders of JK Acquisition Corp. and other interested persons are advised to read JK Acquisition Corp.’s preliminary proxy statement on Schedule 14A, as filed with the SEC on May 8, 2007, the revised preliminary proxy statement on Schedule 14A to be filed with the SEC, when available, and the definitive proxy statement, when available, in connection with JK Acquisition Corp.’s solicitation of proxies for the special meeting because these proxy materials will contain important information. Such persons can also read JK Acquisition Corp.’s final prospectus, dated April 11, 2006, for a description of the security holdings of the JK Acquisition Corp. officers and directors and of the managing underwriters and their respective interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a proxy statement and definitive proxy statement, once available, and the final prospectus can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov).